Exhibit 5.1

KPMG LLP

Bay Adelaide Centre

333 Bay Street, Suite 4600

Toronto, ON M5H 2S5

Canada

Tel 416-777-8500

Fax 416-777-8818

Consent of Independent Registered Public Accounting Firm

To Sprott Asset Management LP, Manager of Sprott Physical Gold and Silver Trust

We consent to the incorporation by reference in this Registration Statement of Sprott Physical Gold and Silver Trust (the “Trust”) on Form F-10 of our Report of Independent Registered Public Accounting Firm dated March 21, 2023 on the financial statements of the Trust comprising the statements of financial position as of December 31, 2022 and 2021, the related statements of comprehensive income (loss), changes in equity, and cash flows for each of the years ended December 31, 2022 and 2021, and the related notes, and our Report of Independent Registered Public Accounting Firm dated March 21, 2023 on the effectiveness of internal control over financial reporting of the Trust as of December 31, 2022.

Chartered Professional Accountants, Licensed Public Accountants

April 6, 2023

Toronto, Canada

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